                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome T. Fadden, William A. Robbie, Michael E. Lombardozzi, and each of them severally, his true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the registration under the Securities Act of [ ]% Adjustable Conversion-Rate Equity Security Units of Platinum Underwriters Holdings, Ltd. consisting of (i) purchase contracts of Platinum Underwriters Holdings, Ltd. and
(ii) guaranteed senior notes of Platinum Underwriters Finance, Inc. (the "Units"), including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his respective capacity as a member of the Board of Directors or officer of Platinum Underwriters Holdings, Ltd., to a Registration Statement on Form S-1 and/or such other form or forms as may be appropriate to be filed with the Commission as any of them may deem appropriate in respect of the Units, to any and all amendments thereto (including post-effective amendments), to any related Rule 462(b) registration statement and to any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                NAME                                TITLE                              DATE
                ----                                -----                              ----
/s/ Steven H. Newman                  Chairman of the Board of
-------------------------------         Directors
Steven H. Newman

/s/ Jerome T. Fadden                  President, Chief Executive
-------------------------------          Officer, Principal Financial
Jerome T. Fadden                         Officer, Principal Accounting
                                         Officer and Director

/s/ H. Furlong Baldwin
-------------------------------       Director
H. Furlong Baldwin



/s/ Jonathan F. Bank
-------------------------------      Director
Jonathan F. Bank

/s/ Dan R. Carmichael
-------------------------------      Director
Dan R. Carmichael

/s/ Jay S. Fishman
-------------------------------      Director
Jay S. Fishman

/s/ Peter T. Pruitt
-------------------------------      Director
Peter T. Pruitt

/s/ Donald J. Puglisi                Authorized Representative in the
-------------------------------         United States
Donald J. Puglisi